UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOIS Inc.

(Exact name of registrant as specified in its charter)

Florida	95-4855709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd. #802, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

2009 Equity Compensation Plan (as amended)

(Full title of the plan)

Mr. Kerry Driscoll

Chief Executive Officer

VOIS Inc.

3525 Del Mar Heights Rd. #802

San Diego, CA 92130

(Name and address of agent for service)

(858) 481-0423

(Telephone number, including area code, of agent for service)

Copy to:

John P. Cleary, Esq.

Procopio Cory Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 300

San Diego, California 92130

(619) 515-3221

_______________________________

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common stock, par value $0.001 per share (Reserved for issuance under the VOIS Inc. 2009 Equity Compensation Plan (the “2009 Plan”)	45,000,000	$0.07	$3,150,000	$429.66

(1)         This Registration Statement covers 45,000,000 additional shares of Common Stock, $0.001 par value per share (“Common Stock”) of VOIS Inc., a Florida corporation (“Registrant”), available for issuance pursuant to awards under the 2009 Plan. Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock of the Registrant which become issuable under the 2009 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)         Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low sale price of the registrant’s common stock as reported on the OTC Bulletin Board on November 19, 2012.

(3)          Represents the Proposed Maximum Aggregate Offering Price multiplied by $.00013640.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional Forty Five Million (45,000,000) shares of Common Stock of the Registrant for offer and sale under the 2009 Plan pursuant to an amendment of the 2009 Plan authorized by the board of directors and stockholders of Registrant on November 26, 2012.

The earlier Registration Statement on Form S-8 by the Registrant with the Securities and Exchange Commission on June 11, 2009 (File No. 333-159895) relating to the 2009 Plan is hereby incorporated by reference in this Registration Statement. This incorporation by reference is made under General Instruction E to Form S-9 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

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PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2009 (File No. 333-159895) by VOIS Inc., a Florida corporation (the “Corporation” or “Registrant”), is incorporated herein by reference. In addition, the documents listed below and filed with the Commission are incorporated herein by reference.

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, filed with the SEC on December 6, 2011 and Form 10-K for the fiscal year ended September 30, 2010, filed with the SEC on December 23, 2010,

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 9, 2012, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 22, 2012, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed with the SEC on January 26, 2012.

•	The Registrant’s Form 8-K filed with the SEC on October 23, 2012.

All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by this reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

You may access each of these documents on the SEC’s website at www.sec.gov, or you may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary

VOIS Inc.

3525 Del Mar Heights Rd. #802

San Diego, CA 92130

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Item 8. Exhibits

Exhibit No.	Description

4.1	VOIS Inc. 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.12 on Form 8-K filed on April 17, 2009 (File No. 000-33035))
4.2	Certificate of Incorporation (incorporated by reference to the Registration Statement on Form SB-1 (File No. 333-57468))
4.3	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended June 30, 2006)
4.4	Form of Restated Certificate of Incorporation (incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended June 30, 2006)
4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to the Annual Report on Form 10-KSB for the period ended December 31, 2006)
4.6	Form of Restate Certificate of Incorporation (incorporated by reference to the Annual Report on Form 10-KSB for the period ended December 31, 2006)
4.7	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended March 31, 2007)
4.8	Form of Restated Certificate of Incorporation (incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended March 31, 2007)
4.9	Bylaws (incorporated by reference to the Registration Statement on Form SB-1 (File No. 333-57468))
4.10	Certificate of Domestication and Articles of Incorporated as filed with the Secretary of State of Florida on March 18, 2010 (incorporated by reference to the Current Report on Form 8-K as filed on March 24, 2010))
4.11	Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State of Florida on June 18, 2010 (incorporated by reference to the Current Report on Form 8-K as filed on June 23, 2010))
4.12	Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State on October 29, 2010 (incorporated by reference to the Current Report on Form 8-K as filed on October 30, 2010))
5.1	Opinion of Law Offices of Michael L. Corrigan*
10.1	Amendment No. 1 to VOIS Inc. Equity Compensation Plan*
23.1	Consent of Sherb & Co., LLP*
23.2	Consent of Law Offices of Michael L. Corrigan (included in the opinion filed as Exhibit 5.1)*
24	Power of Attorney (included on signature page)*

*       Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized in San Diego, California on November 29, 2012.

VOIS INC.

/s/ Kerry Driscoll
By: Kerry Driscoll, CEO,
Principal executive officer, principal financial and accounting officer, and sole director

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